Exhibit 5.1

                                CONRAD C. LYSIAK
                         ATTORNEY AND COUNSELOR AT LAW
                             601 WEST FIRST AVENUE
                                   SUITE 903
                          SPOKANE, WASHINGTON   99201
                                 (509) 624-1478
                               FAX (509) 747-1770



                                   September 18, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C.   20549

                                    RE:  Cartan Holdings Inc.
                                         SEC file no. 333-136049
Gentlemen:


      I have acted as special counsel for Cartan Holdings Inc., a Nevada corporation (the "Company"), for the limited purpose of opining on the legality of the registration of 4,400,000 shares of common stock, par value $0.001 per share, (the "Shares") being offered for resale by certain selling shareholders named in the Company's Form SB-2 registration statement, SEC file no. 333-136049 (the "Registration Statement") at an offering price of $0.01 per share.

      You have asked me to render my opinion as to the matters hereinafter set forth herein.

      I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

                                   Securities and Exchange Commission
                                   RE:  Cartan Holdings Inc.
                                   September 18, 2006
                                   Page 2


       Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.


                                   Yours truly,


                                   /s/ CONRAD C. LYSIAK
				   --------------------
                                   Conrad C. Lysiak